Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-221228, 333-255267 and 333-256904) and Form S-8 (Nos. 333-204241, 333-213184, 333-218016, 333-219737, 333-237266 and 333-267271) of our report dated March 31, 2023, relating to the consolidated financial statements of Vivani Medical, Inc. as of and for the years ended December 31, 2022 and 2021, which appears in this Annual Report on Form 10-K.

/s/ BPM LLP

March 31, 2023

Walnut Creek, California